UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)
June 18, 2008
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 18, 2008, Pinnacle Airlines Corp. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Term Loan Agreement between the Company and Citigroup Global Markets, Inc., dated March 11, 2008 (the “Term Loan”).  The primary purpose of the Amendment was to increase the amount eligible for borrowing from $60 million to $80 million.  Concurrent with entering into the Amendment, the Company drew an additional $20 million, increasing its total borrowings outstanding under the Term Loan to $80 million.  A copy of the Amendment is attached as Exhibit 10.71 to this Current Report on Form 8-K.

Item 8.01 Other Events

As previously disclosed in a Form 8-K filed by the Company on June 10, 2008, the Company’s Pinnacle Airlines, Inc. subsidiary (“Pinnacle”) has received notice from Delta Air Lines (“Delta”) of Delta’s intent to terminate the Delta Connection Agreement between the two parties (“DCA”), effective July 31.  Pinnacle subsequently notified Delta that it believed Delta’s attempted termination of the DCA is wrongful and improper.  The two parties have begun to discuss the situation in an effort to resolve it amicably.  No assurance can be made that the parties will reach a mutually satisfactory resolution of the dispute.  Pinnacle is also reviewing available remedies it may have should the parties not resolve this issue satisfactorily.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
(c) Exhibits:

Exhibit Number	Description

10.71	Amendment No. 1, dated as of June 18, 2008, to the Term Loan Agreement between Pinnacle Airlines Corp. and Citigroup Global Markets, Inc., dated as of March 11, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer
June 20, 2008

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